Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

December 19, 2019

Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
Icahn Enterprises Holdings L.P.
767 Fifth Avenue
New York, New York 10153

Re:	Registration Statement on Form S-4: $500,000,000 Aggregate Principal Amount of 4.750% Senior Notes due 2024 and $750,000,000 Aggregate Principal Amount of 5.250% Senior Notes due 2027.

Ladies and Gentlemen:

We have acted as special counsel to Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Company”), and Icahn Enterprises Holdings L.P., a Delaware limited partnership (the “Guarantor”), in connection with the issuance and exchange by the Company of $500,000,000 aggregate principal amount of 4.750% Senior Notes due 2024 (the “2024 Exchange Notes”), $750,000,000 aggregate principal amount of 5.250% Senior Notes due 2027 (the “2027 Exchange Notes” and, together with the 2024 Exchange Notes, the “Exchange Notes”) and the guarantees of the Exchange Notes (collectively, the “Exchange Guarantees”) by the Guarantor, pursuant to (a) an Indenture dated as of September 6, 2019 with respect to the 2024 Notes and December 12, 2019 with respect to the 2027 Notes (each, an “Indenture” and, together, the “Indentures”), among the Company, the Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”), and (b) a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2019 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Exchange Notes and the Exchange Guarantees.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments of each of the Company and the Guarantor, including the Indentures, and have conducted such other investigations of fact and law, as we have deemed necessary for the purposes of rendering this opinion.

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, D.C.

Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
Icahn Enterprises Holdings L.P.
December 19, 2019

In giving this opinion, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined. As to questions of fact relevant to this opinion, with your permission and without any independent investigation or verification, we have relied upon, and assumed the accuracy of, oral or written statements and representations of officers and other representatives of the Company, the Guarantor and others. We have also assumed, with your permission and without any independent investigation, (i) that the Exchange Notes, the Exchange Guarantees and the Indentures (collectively, the “Documents”) have been duly authorized, executed and delivered by each of the parties thereto (other than the Company and the Guarantor), (ii) that the Documents constitute legally valid and binding obligations of the parties thereto (other than the Company and the Guarantor), enforceable against each of them in accordance with their respective terms, and (iii) the adequacy of the consideration that supports the Guarantor’s agreement and the solvency and adequacy of capital of the Guarantor. In addition, we have assumed that the Exchange Notes and the Exchange Guarantees will be executed and delivered by an authorized officer of the Company and the Guarantor, as the case may be, substantially in the form examined by us.

This opinion is limited to the laws of State of New York, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, but without our having made any special investigation as to the applicability of any specific law, rule or regulation. We express no opinion as to the law of any other jurisdiction.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.	The Exchange Notes have been duly authorized by all necessary limited partnership and corporate action of Icahn Enterprises and Icahn Enterprises Finance, respectively, and, when the Registration Statement becomes effective and the Exchange Notes have been duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indentures, the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Exchange Guarantees have been duly authorized by all necessary limited partnership action of the Guarantor and, when the Registration Statement becomes effective and the Exchange Notes have been duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indentures, and the Exchange Guarantees have been duly executed and delivered, each Exchange Guarantee will constitute a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

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Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
Icahn Enterprises Holdings L.P.
December 19, 2019

The foregoing opinions are subject to the following limitations and qualifications:

1.	The enforceability of the Documents may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing. In addition, we express no opinion as to the enforceability of (i) self-help provisions, (ii) provisions that purport to establish evidentiary standards, (iii) provisions exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own gross negligence, willful misconduct or violation of securities or other laws, (iv) provisions relating to the availability of specific remedies or relief, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted, (v) provisions that allow cumulative remedies, late charges or default interest, (vi) provisions relating to the discharge of defenses or disclaimers, liability limitations or limitations of the obligations of any person or entity under any of the Documents, (vii) provisions relating to choice of law or forum or (viii) provisions modifying the statute of limitations.

2.	We express no opinion with respect to the effect of any provision of the Documents that is intended to permit the modification thereof only by means of an agreement signed in writing by the parties thereto.

3.	We express no opinion with respect to the effect of any provision of the Documents imposing penalties or forfeitures.

4.	The enforceability of the Exchange Guarantees may be subject to statutory provisions and case law to the effect that a guarantor may be discharged if the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of the guarantor against the principal or otherwise takes or omits to take any action that prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action. We call to your attention that a guaranty may be unenforceable where the obligations guaranteed themselves are not enforceable.

5.	The above opinions are based solely upon laws, rulings and regulations in effect on the date hereof, and are subject to modification to the extent that such laws, rulings and regulations may be changed in the future. We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion letter that might affect the opinions expressed herein.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the related prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

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